UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: October 10, 2023

(Date of earliest event reported)

PACIFIC VENTURES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54584	75-2100622
(State of Incorporation)	Commission File Number	(IRS EIN)

117 W 9th St. Suite 316

Los Angeles, CA 90015

(Address of principal executive offices)

(310) 392-5606

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 6, 2023, Pacific Ventures Group, Inc., a Delaware corporation (the “Company”), entered into a settlement agreement and stipulation (“Settlement Agreement”) with Trillium Partners, LP (“Trillium”) in connection with the settlement of $6,033,474.16 of bona fide obligations the Company owed to certain of its creditors. The Settlement Agreement was subject to a fairness hearing and, following such fairness hearing, on October 10, 2023, the Superior Court of the State of California, County of Los Angeles, Central District (the “Court”), entered an order approving the Settlement Agreement.

If the Settlement Agreement is satisfied in full, the Company shall reduce the Company’s debt obligations in the aggregate amount of $6,033,474.16, in exchange for the issuance of shares of Company’s common stock (the “Settlement Shares”) pursuant to the provisions of Section 3(a)(10) of the Securities Act of 1933, as amended, in multiple tranches. It is estimated that the Company will, pursuant to the terms of the Settlement Agreement, issue to Trillium approximately $9,282,267.93 of Settlement Shares, if the Settlement Agreement is satisfied in full, which represents a 35% discount to the market price of the Company’s common stock. At no time may Trillium beneficially own more than 9.99% of the Company’s outstanding common stock.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement attached as Exhibit 10.1 hereto.

Item 9.01 Exhibits.

Exhibit No.	Description
10.1	Settlement Agreement and Stipulation between the Company and Trillium Partners, LP.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Ventures Group, Inc.

Dated: October 27, 2023	By:	/s/ Shannon Masjedi
Shannon Masjedi, CEO